UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 11, 2008
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          All statements contained in this Current Report or in the exhibits furnished with this Current Report, other than statements of historical fact, are forward-looking statements, including those regarding: WebMD’s preliminary fourth quarter results (which reflect what WebMD currently expects to report and are subject to adjustment); WebMD’s future financial results and other measures of WebMD’s future performance; market opportunities and WebMD’s ability to capitalize on them; the benefits expected from new products or services and from other potential sources of additional revenue; the potential merger transaction between HLTH and WebMD (the “Potential Merger Transaction”); and the potential sales transactions with respect to ViPS and Porex (the “Potential Sales Transactions”). These statements speak only as of the date of this Current Report, are based on WebMD’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WebMD will proceed with the Potential Merger Transaction or any other transaction relating to HLTH’s ownership interest in WebMD or as to the timing or terms of any such transaction; whether HLTH will proceed with the Potential Sales Transactions or as to the timing or terms of such transactions. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
Item 2.02. Results of Operations and Financial Condition
     On February 11, 2008, the Registrant and HLTH Corporation (which owns 84% of the outstanding common stock of the Registrant) issued a joint press release that provided information regarding the Registrant’s preliminary results for the quarter ended December 31, 2007 under the heading “WebMD Fourth Quarter and Full Year 2007 Preliminary Financial Results.” A copy of the press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     The information regarding the Registrant’s results for the fourth quarter of 2007 included in Exhibit 99.1 is preliminary. During the Registrant’s closing process and preparation of final consolidated financial statements and related notes, it may identify items that would require it to make adjustments to that information.
Item 7.01. Regulation FD Disclosure
     Exhibit 99.2 to this Current Report includes forward-looking financial information that accompanied Exhibit 99.1. Exhibit 99.3 to this Current Report contains an Annex to Exhibits 99.1 and 99.2 entitled “Explanation of Non-GAAP Financial Measures.” Exhibits 99.2 and 99.3 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events
     In November 2007, HLTH indicated that it was evaluating potential transactions that would allow HLTH’s stockholders to participate more directly in the ownership of the Registrant’s stock and would be making a proposal to a Special Committee formed by the Board of Directors of the Registrant regarding a potential merger. On February 11, 2008, HLTH announced that it has not yet been able to reach agreement with the Special Committee and its advisors on mutually acceptable terms for a merger and that it plans to continue negotiations for a short period of time. After such period, the process is expected to conclude, whether or not an agreement is reached. There can be no assurance that a transaction will be agreed upon or ultimately consummated.
*          *          *          *
     On February 11, 2008, HLTH announced that it had executed a definitive agreement and closed the sale of its 48% minority interest in Emdeon Business Services to an affiliate of General Atlantic LLC and investment funds managed by Hellman & Friedman LLC. The sale price was $575 million in cash. HLTH expects to recognize a taxable gain on this transaction and expects to utilize a portion of its federal net operating loss (“NOL”) carryforward to offset a portion of the tax liability resulting from this transaction. Under the tax sharing agreement between HLTH and the Registrant, the Registrant will be reimbursed for any NOL carryforward attributable to the Registrant that is utilized by HLTH in this transaction. The amount of the utilization of the WebMD NOL carryforward and related reimbursement is dependent on numerous factors and cannot be determined at this time.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following exhibits are furnished herewith:

Exhibit
Number	Description

99.1	Press Release, issued February 11, 2008, regarding the Registrant’s preliminary fourth quarter results, 2008 financial guidance and other matters

99.2	Financial Guidance Summary accompanying Exhibit 99.1

99.3	Annex A to Exhibits 99.1 and 99.2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: February 13, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, issued February 11, 2008, regarding the Registrant’s preliminary fourth quarter results, 2008 financial guidance and other matters

99.2	Financial Guidance Summary accompanying Exhibit 99.1

99.3	Annex A to Exhibits 99.1 and 99.2